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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

 1. Anderson Desk Inc., a California corporation

 2. Attwood Corporation, a Michigan corporation

 3. Brayton International Inc., a North Carolina corporation

 4. DesignTex Fabrics, Inc., a New York corporation

 5. Metropolitan Furniture Corporation, a California corporation

 6. Office Details Inc., a Michigan corporation (d/b/a Details)

 7. Revest Inc., a Texas corporation

 8. Steelcase Canada Ltd., a Canadian corporation

 9. Steelcase Financial Services Inc., a Michigan corporation

10. Wigand Corporation, a Colorado corporation